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                                                                         (j)(1)

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Trustees and Shareholders
ING Investors Trust:

We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                       /s/KPMG LLP



Boston, Massachusetts
November 28, 2005